Exhibit 10.24

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of November 5, 2012, by and between EveryWare Global, Inc., a Delaware corporation f/k/a EveryWare, Inc. (the “Company”), and John Sheppard, an individual (the “Executive”).

The Board has authorized this grant of the number of shares of Class B Nonvoting Common Stock of the Company (“Class B Common Stock”) set forth below in Section 1 to Executive.

The parties hereto agree as follows:

1. Executive Stock.

(a) Subject to the restrictions, terms and conditions of this Agreement, the Company hereby issues to Executive 20.94666 shares of validly issued Class B Common Stock (the “Executive Stock”); provided, that the Company shall retain 7.49392 shares of the Executive Stock in satisfaction of statutorily required withholding obligations pursuant to U.S. law, with the resulting net grant of Executive Stock hereunder being 13.45274 shares of the Executive Stock.

(b) Within 30 days of the execution of this Agreement, Executive will make an effective election with the United States Internal Revenue Service under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Annex A attached hereto, and Executive shall pay, or make arrangements satisfactory to the Company to pay, to the Company or any of its Subsidiaries upon such election, any federal, state or local taxes required to be withheld with respect to the Executive Stock.

(c) In connection with the issuance of the Executive Stock by the Company hereunder and the purchase thereof by Executive, Executive represents and warrants to the Company that:

(i) the Executive Stock to be acquired by Executive pursuant to this Agreement will be acquired for Executive’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) Executive is an executive officer of the Company and/or its Subsidiaries, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock;

(iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Executive Stock and has had full access to such other information concerning the Company as he has requested;

(v) this Agreement and each of the other agreements contemplated hereby constitute the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement and such other agreements by Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject; and

(vi) Executive is a resident of the State of Florida.

(d) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Executive’s employment at any time for any reason.

2. Vesting of Executive Stock. The Executive Stock will be fully vested in Executive on the date of this Agreement.

3. Repurchase Option. Pursuant to the Stockholders Agreement, the Executive Stock is subject to certain repurchase rights. The Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of any Executive Stock upon the termination of Executive’s employment with the Company and its Subsidiaries or as otherwise provided hereunder.

4. Transferability.

(a) The Executive Stock is subject to the transfer restrictions contained in the Stockholders Agreement and the repurchase option contained in Section 3 above.

(b) The certificates representing the Executive Stock will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT BETWEEN THE COMPANY AND AN EXECUTIVE OF THE COMPANY DATED AS OF NOVEMBER 5, 2012. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

5. Restrictive Covenants. Executive agrees and acknowledges that the Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, the Executive will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. Executive agrees and acknowledges that it is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to issue the Executive Stock to the Executive, the Executive agrees to be bound by the following restrictive covenants:

(a) Confidentiality. Executive agrees that he will not disclose to a third party or use for his personal benefit or for the benefit of a third party, at any time, either during his employment with the Company or its Subsidiaries or thereafter, any Confidential Information (as defined below) of which

Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Executive’s performance in good faith of duties assigned to the Executive by the Company or as required by law or as necessary for the Executive to enforce his rights hereunder. The Executive will take all reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive shall deliver to the Company on the date (the “Termination Date”) on which the Executive ceases to be employed by the Company and its Subsidiaries for any reason (the “Termination”) or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which the Executive may then possess or have under his control. As used herein, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Company or its Subsidiaries in connection with their business, including but not limited to (i) information, observations and data obtained by the Executive while employed by the Company or its Subsidiaries concerning the business or affairs of the Company or its Subsidiaries, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists, (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, and (xv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information.

(b) Non-competition. The Executive acknowledges that (i) he performs services of a unique nature for the Company that are irreplaceable, and that his performance of such services to a competing business will result in irreparable harm to the Company, (ii) he has had and will continue to have access to Confidential Information, which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its Affiliates, (iii) in the course of his employment by a competitor, he would inevitably use or disclose such Confidential Information, (iv) the Company and its Affiliates have substantial relationships with their customers and Executive has had and will continue to have access to these customers, (v) he has received and will receive specialized training from the Company and its Affiliates, and (vi) he has generated and will continue to generate goodwill for the Company and its Affiliates in the course of his employment. Accordingly, until Executive’s Termination Date and for a period of twelve (12) months thereafter, Executive agrees that he will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any Person engaged in competition with the Company or any of its Subsidiaries or Affiliates or in any other business in which the Company or any of its Subsidiaries or Affiliates is engaged on Executive’s Termination Date or in which any of such Persons have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company or any of its Subsidiaries conducts business. Notwithstanding the foregoing, nothing herein shall prohibit Executive from being a passive owner of not more than two percent (2%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company or any of its Subsidiaries or Affiliates, so long as Executive has no active participation in the business of such corporation.

(c) Non-solicitation; Non-interference.

(i) Until Executive’s Termination Date and for a period of twelve (12) months thereafter, Executive agrees that he shall not, except in the furtherance of his duties to the

Company or its Subsidiaries, directly or indirectly, individually or on behalf of any other Person, solicit, aid or induce any individual or entity that is, or was during the twelve-month period immediately prior to the termination of Executive’s employment for any reason, a customer of the Company or any of its Subsidiaries or Affiliates to purchase goods or services then sold by the Company or any of its Subsidiaries or Affiliates from another Person or assist or aid any other persons or entity in identifying or soliciting any such customer.

(ii) Until Executive’s Termination Date and for a period of twelve (12) months thereafter, Executive agrees that he shall not, except in the furtherance of his duties to the Company or its Subsidiaries, directly or indirectly, individually or on behalf of any other Person, (A) solicit, aid or induce any advisor, consultant, employee, representative or agent of the Company or any of its Subsidiaries or Affiliates to leave such employment or retention or to accept employment with or render services to or with any other Person unaffiliated with the Company or hire or retain any such advisor, consultant, employee, representative or agent, or take any action to materially assist or aid any other Person in identifying, hiring or soliciting any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its Subsidiaries or Affiliates and any of their respective vendors, joint venturers or licensors. Any person described in this Section 5(c)(ii) shall be deemed covered by this Section while so employed or retained and for a period of twelve (12) months thereafter.

(d) Nondisparagement. Executive agrees not to make negative comments or otherwise disparage the Company or any of its Affiliates or any of their respective partners, members, officers, directors, employees, shareholders, agents or products.

(e) Assignment of Inventions. Executive agrees that all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other person) while employed by the Company or its Subsidiaries (including those conceived, developed or made prior to date hereof) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing (collectively referred to herein as, the “Work Product”) belong to the Company or such Subsidiary. The Executive will promptly disclose such Work Product as may be susceptible of such manner of communication to the Company and perform all actions reasonably requested by the Company (whether before or after the Executive’s Termination Date) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the prosecution of any applications for patents, trademarks, tradenames, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

(f) Return of Company Property. On the Executive’s Termination Date (or at any time prior thereto at the Company’s request), Executive shall return all Confidential Information or other property belonging to the Company or any of its Affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company or any of its Affiliates).

(g) Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), Executive agrees that while employed by the Company or any of its Subsidiaries and thereafter, Executive will respond and provide information with regard to matters in which Executive has knowledge as a result of Executive employment with the Company or any of its Subsidiaries, and will provide reasonable assistance to the Company, its Affiliates and their respective representatives in defense of any claims that may be made against the Company or its Affiliates, and will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates, to the extent that such claims may relate to the period of Executive’s employment with the Company (collectively, the “Claims”). Executive agrees to promptly inform the Board if he becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its Affiliates. Executive also agrees to promptly inform the Board (to the extent that Executive is legally permitted to do so) if Executive is asked to assist in any investigation of the Company or its Affiliates (or their actions) or another party attempts to obtain information or documents from Executive (other than in connection with any litigation or other proceeding in which Executive is a party-in-opposition) with respect to matters Executive believes in good faith to relate to any investigation of the Company or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Executive shall not communicate with anyone (other than Executive’s attorneys and tax and/or financial advisors) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its Affiliates without giving prior written notice to the Board.

(h) Reasonableness of Covenants. In signing this Agreement, Executive gives the Company assurance that Executive has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 5. Executive agrees that these restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and their trade secrets and Confidential Information and that each and every one of the restraints is reasonable with respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent Executive from obtaining other suitable employment during the period in which Executive is bound by the restraints. Executive acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its Affiliates and that Executive has sufficient assets and skills to provide a livelihood while such covenants remain in force. Executive further covenants that Executive will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 5, and that Executive will reimburse the Company and its Affiliates for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Section 5 if either the Company and/or any of its Affiliates prevails on any material issue involved in such dispute or if Executive challenges the reasonableness or enforceability of any of the provisions of this Section 5. It is also agreed that each of the Company’s Affiliates will have the right to enforce all of Executive’s obligations to that Affiliate under this Agreement and shall be third party beneficiaries hereunder, including without limitation pursuant to this Section 5.

(i) Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 5 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(j) Tolling. In the event of any violation of the provisions of this Section 5, Executive acknowledges and agrees that the post-termination restrictions contained in this Section 5 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

(k) Equitable Relief and Other Remedies. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 5 hereof would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages or the posting of a bond or other security.

6. Definitions.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Board” means the board of directors of the Company.

“Executive Stock” will continue to be Executive Stock in the hands of any holder other than Executive (except for the Company and MCP and except for transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Stock will succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock will also include shares of the Company’s capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

“MCP” means, collectively, Monomoy Capital Partners, L.P., a Delaware limited partnership, MCP Supplemental Fund, L.P., a Delaware limited partnership, Monomoy Executive Co-Investment Fund, L.P., a Delaware limited partnership, Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholders Agreement” means the Stockholders Agreement dated as of March 23, 2012, among the Company, MCP and the other parties thereto, as the same may be amended from time to time.

“Subsidiary” means with respect to a corporation, any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more

Subsidiaries and with respect to any other entity, the ownership by the Company of a majority of the equity interests of such entity or the ability of the Company to direct, directly or indirectly, the management and policies of such entity.

7. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given upon the earlier of (i) actual receipt, (ii) three days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, (iii) one business day following the day of facsimile transmission with machine-generated acknowledgment of receipt after such facsimile transmission and (iv) one business day following the business day of deposit with a reputable overnight courier (charges prepaid) for next business day delivery. Such notices, demands and other communications shall be sent to the Company, MCP or Executive at the address set forth below and to any other recipient or any subsequent holder of Executive Stock subject to this Agreement at such address or facsimile number as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company:

EveryWare Global, Inc.

c/o Monomoy Capital Partners, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention: Justin Hillenbrand and Jaime McKenzie

Telephone No.: (212) 699-4010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: Richard W. Porter, P.C.

 Kevin L. Morris

Telecopy No.: (312) 862-2200

If to Executive:

John Sheppard

3303 South Omar Avenue

Tampa, Florida 33629

Telecopy No.: 813-200-1265

If to MCP:

Monomoy Capital Partners, L.P.

MCP Supplemental Fund, L.P.

Monomoy Executive Co-Investment Fund, L.P.

Monomoy Capital Partners II, L.P.

MCP Supplemental Fund II, L.P.

142 West 57th Street, 17th Floor

New York, NY 10019

Attention: Justin Hillenbrand and Jaime McKenzie

Telecopy: 212-699-4010

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention: Richard W. Porter, P.C.

 Kevin L. Morris

Telecopy No.: (312) 862-2200

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

8. General Provisions.

(a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company, MCP and their respective successors and assigns (including subsequent holders of Executive Stock); provided that the rights and obligations of Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

(e) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(f) Consent to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL

BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR THE DELAWARE STATE COURTS SITTING IN THE COUNTY OF NEW CASTLE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(g) Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(h) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company, Executive and MCP.

(j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(k) Indemnification and Reimbursement of Payments on Behalf of Executive. The Company and its Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any of its Subsidiaries to Executive any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock. Any statutorily required withholding obligation with regard to the Taxes may, at the discretion of the Company, be satisfied by reducing the amount of shares of Executive Stock otherwise deliverable to the Executive hereunder. The Executive shall indemnify the Company and its Subsidiaries for any amounts paid on Executive’s behalf with respect to any such Taxes, together with any interest, penalties and related expenses paid by the Company as a result of Executive’s failure to pay any Tax in a timely manner.

(l) Termination. This Agreement shall survive the termination of Executive’s employment with the Company and shall remain in full force and effect after such termination.

(m) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(n) Securities Laws. This Agreement and the Executive Stock have been provided to Executive by the Company to provide certain compensatory incentives to Executive and the Executive Stock is intended to qualify for an exemption from the registration requirements under (i) the Securities Act, as amended, pursuant to Rule 701 of the Securities Act, and (ii) applicable state securities laws.

(o) Stockholders Agreement. A copy of the Stockholders Agreement is attached hereto as Annex B. By signing and returning this Agreement, Executive acknowledges having received and read a copy of the Stockholders Agreement and agrees to comply with the Stockholders Agreement, this Agreement and all applicable laws and regulations related thereto and hereto. Executive hereby joins and becomes a party to the Stockholders Agreement as an “Executive” thereunder agreeing to be bound by the terms and provisions thereof as if an original party thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

EVERYWARE GLOBAL, INC.

By:	/s/ Kerri Cárdenas Love
Name:	Kerri Cárdenas Love
Its:	VP & General Counsel

/s/ John Sheppard
John Sheppard

SPOUSAL CONSENT

The undersigned spouse of Executive hereby acknowledges that I have read the foregoing Restricted Stock Agreement and the Stockholders Agreement and that I understand their contents. I am aware that the Restricted Stock Agreement and the Stockholders Agreement provide for the repurchase of my spouse’s shares of Executive Stock under certain circumstances and imposes other restrictions on such Executive Stock (including restrictions on transfer). I agree that my spouse’s interest in the Executive Stock is subject to the Restricted Stock Agreement and the Stockholders Agreement, any interest I may have in such Executive Stock shall be irrevocably bound by the Restricted Stock Agreement and the Stockholders Agreement and further that my community (or other) property interest, if any, shall be similarly bound by the Restricted Stock Agreement and the Stockholders Agreement.

Signature

Name

Witness

Annex A

(See attached)

ELECTION TO INCLUDE STOCK IN GROSS INCOME PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

On November 5, 2012, the undersigned acquired shares of Class B Common Stock, par value $0.001 per share, (the “Class B Common Stock”) of EveryWare Global, Inc., a Delaware corporation f/k/a EveryWare, Inc. (the “Company”), for $0.00. Under certain circumstances, the Company has the right to repurchase the Class B Common Stock from the undersigned (or from the holder of the Class B Common Stock, if different from the undersigned) should the undersigned cease to be employed by the Company and its subsidiaries. The Class B Common Stock is subject to a substantial risk of forfeiture and is non-transferable.

The undersigned desires to make an election to have the receipt of the Class B Common Stock taxed under the provisions of §83(b) of the Internal Revenue Code at the time the undersigned acquired the Class B Common Stock.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class B Common Stock, to report as taxable income for the calendar year 2012 the excess (if any) of the value of the Class B Common Stock on November 5, 2012 over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation § 1.83-2(e):

1.	The name, address and social security number of the undersigned:

John Sheppard
3303 South Omar Avenue
Tampa, Florida 33629
SSN:

2.	A description of the property with respect to which the election is being made: 20.94666 shares of the Company’s Class B Common Stock.

3.	The date on which the Class B Common Stock was transferred: November 5, 2012. The taxable year for which such election is made: 2012.

4.	The restrictions to which the property is subject: In the event the undersigned (i) ceases to be employed under certain circumstances, the Class B Common Stock will be subject to repurchase at the lesser of (a) the original cost thereof and (b) the fair market value thereof or (ii) ceases to be employed under certain circumstances, the Class B Common Stock will be subject to repurchase for the fair market value thereof.

5.	The fair market value on November 5, 2012 of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $99,999.98.

6.	The amount paid or to be paid for such property: $0.00.

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A copy of this election is being furnished to the Company pursuant to Treasury Regulation § 1.83-2(e)(7). A copy of this election will be submitted with the 2012 federal income tax return of the undersigned pursuant to Treasury Regulation § 1.83-2(c).

Dated: November 5, 2012

John Sheppard

Annex B

Stockholders Agreement

(See attached)